EXHIBIT 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Unilever N.V. of our report dated March 4, 2003 relating to the consolidated accounts of the Unilever Group as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001, and 2000, which appears in Unilever’s Annual Report and Accounts and Form 20-F for the year ended December 31, 2002.

PRICEWATERHOUSECOOPERS LLP

Chartered Accountants and Registered Auditors
London, England
July 31, 2003